                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                      December 12, 2002 (December 3, 2002)

                     ST. MARY LAND & EXPLORATION COMPANY
             (Exact name of registrant as specified in its charter)

         Delaware                    001-31539                  41-0518430
(State or other jurisdiction       (Commission               (I.R.S Employer
     of incorporation)             File Number)             Identification No.)

             1776 Lincoln Street, Suite 700, Denver, Colorado 80203
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (303) 861-8140

                                 Not applicable
         (Former name or former address, if changed since last report.)

Item 2.  Acquisition or Disposition of Assets.

          On December  3, 2002,  St. Mary Land &  Exploration  Company  (the
     "Company"),   through   its   wholly-owned   subsidiary   Nance   Petroleum
     Corporation,  acquired  certain  producing  and  nonproducing  oil  and gas properties  in the  Williston  Basin  of  Montana  and  North  Dakota  from
     Burlington  Resources Oil &  Gas Company LP and The Louisiana  Land and
     Exploration  Company  for a purchase  price of $69.1  million in cash after normal purchase price adjustments.  The Company utilized cash on hand and a portion of its existing  credit  facility  with a bank group  consisting of
     Bank of  America,Comerica  Bank - Texas, and Wells Fargo Bank West to fund the acquisition. The transaction was consummated pursuant to a Purchase and
     Sale  Agreement  dated  October 1, 2002,  effective as of July 1, 2002 with revenues and expenses from the properties  from July 1, 2002 to the date of closing allocated to the Company through a purchase price adjustment.

Item 7.    Financial Statements and Exhibits.

     (a) Financial statements of businesses acquired.

              Financial statements for the acquired properties are not required to be filed with this report.

     (b) Pro forma financial information.

              Pro forma financial statements, which give effect to the
              acquisition of the acquired properties, are not required to be filed with this report.

     (c) Exhibits.

              The following exhibits are furnished as part of this report:

              Exhibit 10.1* Purchase and Sale Agreement  dated October 1, 2002, effective  as  of  July 1, 2002; between  Burlington
                            Resources Oil & Gas Company LP and The Louisiana
                            Land   and  Exploration  Company and Nance Petroleum
                            Corporation

              Exhibit 99.1* Press  release  of  St. Mary  Land & Exploration
                            Company dated December 10, 2002

     ---------------
     *   Filed herewith.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        ST. MARY LAND & EXPLORATION COMPANY

Date: December 12, 2002                 /s/ RICHARD C. NORRIS
                                        ---------------------
                                        Richard C. Norris
                                        Vice President - Finance,
                                        Treasurer and Secretary